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                                                                EXHIBIT 21

                                 SUBSIDIARIES

      The following is a list of the subsidiaries of Mark IV Industries, Inc. ("the Company") at May 26, 1998. Except as otherwise indicated, the names of indirectly-owned subsidiaries are indented under the names of their immediate parent.

Dayco Products, Inc. (Delaware)
    Controladora Dayco SA de C.V. (Mexico)
          Dayco Products S.A. de C.V. (Mexico)
          Industrial de Plasticos Y Elastmeros, S.A. (Mexico)
    Mark IV Industries Canada Inc. (Canada) (100% owned, in the aggregate, by
     Dayco Products, Inc.; Purolator Products NA, Inc. and Purolator Products Company)
          Mark IV Industries Limited (Canada)
    Dayco Europe S.p.A. (Italy)
        Dayco SACIC S.A. (Belgium)
           Prelasti S.A. (Belgium) (50% ownership)
        Dayco PTI S.A. (Spain)
        Dayco PTI GmbH (Germany)
        Lunkoflex Iberica S.A. (Spain)
        Nuova Eletta S.p.A. (Italy)
    Mark IV Automotive AB (Sweden)
        Dayco Sweden AB (Sweden)
        M-Filter OY (100% owned, in the aggregate, by the Company and Mark IV
         Automotive AB)
    Mark IV Automotive Pty Ltd. (Australia)
    Dayco Products Singapore Pte. Ltd (Singapore)
        Dayco TSA Singapore Pte Ltd (Singapore)
    Dayco Ireland Holdings Limited (Ireland)
        CTM Cinotto Tecnomeccanica S.p.A. (Italy) (99% ownership)
    Dayco Distributing, Inc. (Kentucky)
    Imperial Eastman LLC (Delaware)
    Woods Liquidating Corporation (Delaware)
        Luminator Holding L.P. (Delaware) (100% owned, in the aggregate, by
         Lum-Eag Holdings and Woods Liquidating Corporation)
        Luminator Service, Inc. (New York)
Purolator Products Company (Delaware)
    Cal-Facet, Inc. (Delaware)
    Facet Advanced Technologies Company (Delaware)
       Purodenso Company (owned 50% by Facet Advanced Technology Company) Facet Enterprises, Inc. (Delaware)
    Facet Export Corporation (Delaware)
    Facet Fuel Systems, Inc. (Delaware)
       Facet Aerospace Products Company (Delaware)
    Facet Industrial U.K. Limited (United Kingdom)
       Facet Iberica, S.A. (Spain) (100% owned, in the aggregate, by Purolator Products Company; Facet Italiana SpA, and Facet Industrial U.K.)
       Dayco Europe Ltd (United Kingdom)
         Dayco PTI Ltd (United Kingdom)


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         Caplugs Ltd (United Kingdom) (50% owned by Dayco PTI Ltd.)
    Facet Industrial B.V. (Netherlands)
       Purolator Filter GmbH (Germany) (100% owned, in the aggregate, by Facet
        Industrial B.V. and Purolator Products Company)
    Facet International, Inc. (Delaware)
    Facet Italiana S.p.A (Italy)
       Facet FCE S.A.R.L. (France) (100% owned, in the aggregate, by Facet
        Italiana SpA and Facet Industrial U.K. Limited)
    George W. Dahl Company, Inc. (Delaware)
    Purolator India Limited (India) (39.27% ownership)
    Purolator Products Air Filtration Company (Delaware)
    Purolator Products NA, Inc. (Delaware)
Mark IV Holdings, S.A. (Belgium)
Mark IV PLC (United Kingdom)
     Mark IV Ventures Ltd (United Kingdom)
Pietranera S.r.L. (Italy) (100% owned, in the aggregate, by the
 Company and Armtek International Holding Company, Inc.)
F-P Technologies Holding Corp. (Delaware) (100% owned, in the aggregate, by the Company and Mark IV Industries Ltd.)
Gulton-Statham Transducers, Inc. (Delaware)
F-P Displays, Inc. (Massachusetts)
Mark IV Holding AG (Switzerland)
     F-P Displays AG (Switzerland)
Mark IV France S.A.S. (France)
     Dayco Europe S.A.R.L. (France)
       Mark IV Systems Moteurs SA (France)
     Gulton S.A. (France)
     SLE  S.A.R.L. (France)
Kirkhof/Goodrich Corp. (Delaware)
Armtek International Holding Company, Inc. (Delaware)
     Dayco Pacific Pty. Limited (Australia) (100% owned, in the aggregate, by
      Armtek Int'l Holding Company,Inc. and Dayco Products, Inc.)
          Rubicon Industrial (Australia) Pty. Ltd (Australia)
           Adelaide Flexibles PTY Limited (Australia)
           EN-U Technology PTY Limited (Australia)
           Inter-Arc Industrial Products PTY Limited (Australia)
           Novahose Industrial PTY Limited (Australia)
           Seal-Tite Couplings PTY Limited (Australia)
           Rubicon Industrial PTY Ltd. (Australia)
           WA Industrial Rubber PTY Limited (Australia)
          Imperial Eastman Pty Limited (Australia)
Mark IV Industries GmbH (Germany)
     Mark IV Vertriebs GmbH (Germany)
     Dayco Europe GmbH (Germany) (100% owned, in the aggregate, by Mark IV
      Industries GmbH and Mark IV Industries Canada, Inc.)
     Mark IV Audio Deutschland GmbH (Germany)
Eagle Funding Corporation (Delaware)
Automatic Signal/Eagle Signal Corp.(Delaware)
Clarke Container Company, Inc. (New York)
Glar-Ban Incorporated (New York)
Mark IV Holdings Inc. (Delaware)
     Mark IV Industries Overseas, Ltd. (Barbados)
Aerospace Sub, Inc. (Delaware)


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Mark IV Industries Ireland (Ireland) (100% owned, in the aggregate, by the
 Company and Mark IV Holdings, Inc.)
Mark IV IVHS, Inc. (Delaware)
NRD, LLC (New York)
Lum-Eag Holdings (Ireland)
Mark IV Automotive do Brasil Ltda. (Brasil) (100% owned, in the aggregate, by the Company and Dayco Europe SpA)
     Daytec S.A. (Brazil) (60% ownership)
     Tecalon Brasileira de Auto Pecas S.A. (Brazil) (24% ownership)
     Dayco do Brasil Industria E Comercio Ltda. (Brazil) (99.90% ownership) Dayco Argentina (Argentina) (100% owned, in the aggregate, by the Company and Dayco Europe SpA)